                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                           ---------------------------
                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                                 MARCH 13, 1996
                Date of Report (Date of earliest reported event)



                          FIRST COMMERCIAL CORPORATION
               (Exact name of registrant as specified in its charter)



            ARKANSAS                    0 - 9676              71-0540166
(State or other jurisdiction of       (Commission          (I.R.S. Employer
 incorporation or organization)       file number)       Identification Number)



               400 WEST CAPITOL AVENUE, LITTLE ROCK, ARKANSAS   72201
              (Address of principal executive offices)      (Zip Code)



         Registrant's telephone number, including area code:   (501)371-7000




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Item 5.  OTHER EVENTS
         ------------

    As has been disclosed in Registrant's Annual Report on Form 10-K for the year ended December 31, 1994, and the Report on Form 10-Q for the quarterly period ended September 30, 1995, First Commercial Bank, N.A., a wholly owned subsidiary of Registrant, has been the defendant in litigation initiated in 1989 seeking approximately $200,000,000 in compensatory damages plus punitive damages. Plaintiffs in the litigation alleged fraudulent conspiracy, fraudulent misrepresentation, tortious interference with a business expectancy, breach of contract, willful breach of fiduciary duty, interference with performance of contract, securities law violations, conversion, prima facie tort and violations of the Federal Racketeer Influenced and Corrupt Organizations Act as a basis for trebled damages. In June of 1991, the matter was tried before a chancery judge in Chancery Court in Pulaski County, Arkansas, and on June 5, 1992, the complaint was dismissed and no damages were assessed against First Commercial Bank, N.A. Plaintiffs appealed this decision to the Supreme Court of Arkansas in July of 1992 alleging error for failure to try the case before a jury in Circuit Court. On July 18, 1994, the Supreme Court of Arkansas remanded the case to Circuit Court in Pulaski County, Arkansas, for jury trial. A six-week jury trial was held, which concluded March 13, 1996, with the jury finding against First Commercial Bank, N.A., in the amount of $22.5 million. First Commercial Bank, N.A., intends to appeal.

    Registrant issued a press release on March 14, 1996, in response to the verdict, and such press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS
         ---------------------------------

    (c)  Exhibits

         99         Press Release
























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    Pursuant to the requirements of the Securities Exchange Act of 1934,
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       FIRST COMMERCIAL CORPORATION


                                        /s/ J. Lynn Wright
                                   By: -------------------------------
                                        J. Lynn Wright
                                        Chief Financial Officer
Date:  March 14, 1996













































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
                               Index to Exhibits



     Exhibit Number                       Exhibit
    ----------------     --------------------------------------------
           99             Press Release

















































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